Exhibit 10.51

Robert P. Restrepo, Jr.

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Second Amendment”) is made effective as of January 1, 2009, among State Auto Financial Corporation, an Ohio corporation (“State Auto Financial”), State Auto Property and Casualty Insurance Company, an Iowa-domiciled insurance company (“State Auto P&C”), State Automobile Mutual Insurance Company, an Ohio-domiciled mutual insurance company (“State Auto Mutual”) and Robert P. Restrepo, Jr. (“Executive”).

Background Information

The parties to this Second Amendment (the “Parties”) entered into an Employment Agreement dated as of March 2, 2006 (the “Employment Agreement”), regarding the Executive’s employment relationship with State Auto P&C. The Employment Agreement was amended by the Amendment to Employment Agreement (the “Amendment”) as of January 24, 2007. The Parties desire to amend the Employment Agreement pursuant to Section (A) of Article XI of the Employment Agreement in order to comply with the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Employment Agreement, as amended by the Amendment and this Second Amendment, is hereinafter collectively referred to as the “Agreement”.

Statement of Agreement

The Parties hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

§1. Definitions. All capitalized terms used in this Agreement but which are not otherwise defined herein shall have the respective meanings given those terms in the Employment Agreement or Amendment, as applicable.

§2. Other Fringe Benefits. Section (G) of Article IV of the Agreement is hereby amended by adding a new last sentence to read as follows:

“If such benefits are taxable, State Auto shall ensure that terms of the benefits will comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.”

§3. Participation in Future Compensation, Retirement, and Fringe Benefit Plans. Section (H) of Article IV of the Agreement is hereby amended by adding a new last sentence to read as follows:

“If such benefits are taxable, State Auto shall ensure that terms of the benefits will comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.”

§4. Disability. The first sentence of Section (A) of Article V of the Agreement is hereby amended in its entirety to read as follows:

“If during the term of this Agreement Executive shall be unable to perform substantially his duties hereunder because of illness or other incapacity constituting a disability as defined in Section 409A of the Code (referred to hereafter as “Disability”), and such Disability shall persist for a period of at least six (6) months in any twelve (12) month period, State Auto shall thereafter have the right, on not less than forty-five (45) days’ written notice to Executive, to terminate Executive’s employment under this Agreement, in which case the date of employment termination shall be not less than the forty-fifth (45th) day following the date of written notice.”

§5. Disability. The fourth sentence of Section (A) of Article V of the Agreement is hereby amended in its entirety to read as follows:

“The compensation provided under this Section shall continue for the full period of Disability or until Executive attains age 65, whichever first occurs and shall be paid in accordance with State Auto’s normal compensation practices applicable to salaried employees.”

§6. Death. Section (B) of Article V of the Agreement is hereby amended by adding a new second sentence to read as follows:

“Such Base Salary payments shall be made in accordance with State Auto’s normal compensation practices applicable to salaried employees.”

§7. Termination without Cause. The fifth sentence of Section (E) of Article V of the Agreement is deleted in its entirety. In addition, Section (E) of Article V of the Agreement is hereby amended by adding a new last sentence to read as follows:

“Such amounts shall be paid pursuant to the provisions of Section (H) of Article V of the Agreement below.”

§8. Executive’s Rights Under Certain Plans. Article VI of the Agreement is hereby amended by adding a new last sentence to read as follows:

“If such benefits are taxable, State Auto shall ensure that terms of the benefits will comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.”

§9. Captions. The captions of the various sections of this Second Amendment are not part of the context of this Second Amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this Second Amendment.

§10. Construction. This document is an amendment to the Employment Agreement. In the event of any inconsistencies between the provisions of the Employment Agreement, as amended by the Amendment, and this Second Amendment, the provisions of this Second Amendment shall control. Except as modified by this Second Amendment, the Employment Agreement shall continue in full force and effect without change.

[Signatures appear on the next page.]

EXECUTIVE

/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr.

STATE AUTO FINANCIAL CORPORATION		STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Paul S. Williams	By:	/s/ Michael J. Fiorile
	Paul S. Williams, Chairperson of		Michael J. Fiorile, Chairperson of the
	the Compensation Committee		Nominating and Governance Committee

STATE AUTO PROPERTY AND CASUALTY INSURANCE COMPANY

By:	/s/ Paul S. Williams
Paul S. Williams, Chairperson of
the Compensation Committee